UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective at 5:00 p.m. (Pacific Daylight Time) on August 10, 2018 (the “Effective Time”), CVB Financial Corp. (the “Company”) completed the previously announced merger transaction with Community Bank (“Community”), in accordance with the terms and conditions of that certain Agreement and Plan of Reorganization and Merger, dated as of February 26, 2018, by and among the Company, Citizens Business Bank (“Citizens”), a wholly-owned subsidiary of the Company, and Community (the “Merger Agreement”). At the Effective Time, Community merged with and into Citizens, with Citizens being the surviving entity (the “Merger”). Pursuant to the Merger Agreement, holders of Community common stock have the right to receive (i) $56.00 in cash and (ii) 9.4595 shares of common stock of the Company for each share of Community common stock held immediately prior to the effective time of the Merger, with cash to be paid in lieu of any fractional shares of common stock of the Company (the “Merger Consideration”). At the Effective Time, each restricted stock unit of Community automatically accelerated in full and converted into the right to receive the Merger Consideration. As a result of the Merger, the Company issued approximately 30.0 million shares of Company common stock and paid approximately $177.5 million in aggregate cash consideration.

The pre-Merger outstanding shares of Citizens’ common stock remained outstanding and were not affected by the Merger. Following the Merger, the Company will have outstanding approximately 140.3 million shares of its common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference from Exhibit 2.1 included herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, the respective boards of directors of the Company and Citizens resolved that, effective upon the consummation of the Merger, as contemplated by the Merger Agreement, Marshall V. Laitsch, the chairman of the Community board of directors, would be appointed to serve on the boards of directors of the Company and Citizens. In addition, pursuant to the Merger Agreement, Mr. Laitsch will be included on the list of nominees for directors presented by the Company’s board of directors for which the Company’s board of directors will solicit proxies at the Company’s 2019 annual meeting of shareholders.

Mr. Laitsch will be entitled to receive the compensation that other directors of the Company receive, as determined by the Company’s board of directors from time to time. Each director who is not a Vice Chairman or Chairman of the Company’s board of directors currently receives $5,000 per month for an annualized total of $60,000. In addition, the Company currently grants annual restricted stock awards of 3,000 shares to its non-employee directors, with such restricted stock awards having a one year period of restriction. It is anticipated that Mr. Laitsch would receive his initial annual grant of 3,000 shares of restricted stock of the Company on or about the first meeting of the Company’s board of directors following the Effective Time, which meeting is currently scheduled to take place on August 22, 2018. Such awards will be made pursuant to the Company’s 2018 Equity Incentive Plan.

The Company’s board of directors will consider and determine board committee membership for Mr. Laitsch at the next regularly scheduled board meeting. The Company will file an amendment to this Form 8-K disclosing Mr. Laitsch’s board committee memberships within four business days of this board meeting.

Item 8.01 Other Events.

On August 10, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

(a)	Financial statements of businesses acquired.

Community’s audited consolidated statements of financial condition as of December 31, 2017 and 2016 and related audited consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2017, 2016 and 2015, the notes related thereto and the independent auditor’s report were previously included as part of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-224311), as filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 4, 2018 and declared effective on May 7, 2018 (the “Registration Statement”), and are incorporated herein by reference.

The unaudited consolidated financial statements of Community as of and for the three-month period ended March 31, 2018 and 2017 required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined consolidated balance sheet of the Company as of December 31, 2017, the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2017, and the unaudited notes related thereto were previously included in the Registration Statement under the heading “Unaudited Pro Forma Condensed Combined Financial Statements,” and are incorporated herein by reference.

The unaudited pro forma consolidated financial information of the Company as of and for the three-month period ended March 31, 2018 required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Agreement and Plan of Reorganization and Merger by and among CVB Financial Corp., Citizens Business Bank and Community Bank, dated as of February 26, 2018 (attached as Annex A to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-224311) filed on May 4, 2018 and incorporated herein by reference).

99.1	Press Release, dated August 10, 2018, announcing the completion of the merger of Community Bank with and into Citizens Business Bank.

Exhibit Index

2.1	Agreement and Plan of Reorganization and Merger by and among CVB Financial Corp., Citizens Business Bank and Community Bank, dated as of February 26, 2018 (attached as Annex A to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-224311) filed on May 4, 2018 and incorporated herein by reference).

99.1	Press Release, dated August 10, 2018, announcing the completion of the merger of Community Bank with and into Citizens Business Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: August 10, 2018	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer